Exhibit 5.1

November 21, 2017 Avangrid, Inc. 180 Marsh Hill Road Orange, Connecticut 06477

Ladies and Gentlemen:

We have acted as New York counsel to Avangrid, Inc., a New York corporation (the “Company”), in connection with a Registration Statement on Form S-3ASR (File No. 333-221502) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2017, a Prospectus, dated November 13, 2017, forming a part of the Registration Statement (the “Base Prospectus”), a Prospectus Supplement, dated November 16, 2017, relating to the issuance of $600,000,000 in aggregate principal amount of the Company’s 3.150% Notes due 2024 (the “Securities”), filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Securities will be issued pursuant to an Indenture (the “Base Indenture”), dated November 21, 2017, between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated November 21, 2017 (the “Supplemental Indenture”), between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”). In connection with the issuance of the Securities, the Company and BBVA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named in the Underwriting Agreement, acting severally and not jointly (the “Underwriters”), entered into an Underwriting Agreement, dated November 16, 2017 (the “Underwriting Agreement”).

As counsel to the Company, we have reviewed the originals, or copies identified to our satisfaction of (i) the Registration Statement, (ii) the Prospectus, (iii) the Indenture, (iv) the Securities, (v) the Underwriting Agreement and (vi) such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company and such other documents, records and papers, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have relied, as to matters of fact, upon the certificates of public officials and officers of the Company. We have assumed that the Indenture will be the valid and legally binding obligation of the Trustee.

Securities and Exchange Commission

November 21, 2017

Based upon our examination of such documents, certificates, records, authorizations and proceedings as we have deemed relevant, it is our opinion that the Securities, when duly authenticated by the Trustee pursuant to the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will constitute valid and legally binding obligations of the Company under the laws of the State of New York, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K and its incorporation by reference into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We express no opinions other than as herein expressly set forth, and no opinion may be inferred or implied beyond that expressly stated herein.

Very truly yours,

/s/ White & Case LLP

JRV/JYC/JGC/HMT

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